SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549


Form 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 28, 1996


LOTUS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware
State of organization

33-3272-W
Commission File Number

23-2361275
I.R.S. Employer Identification Number

235 Route 22 East, Greenbrook, New Jersey 08812
Address of principal executive offices

(908) 752-5899
Registrant's telephone number, including area code













Item 2. Disposition of Assets

Effective as of June 28, 1996, the registrant entered into a Stock Exchange Agreement wherein it exchanged the 70% equity interest in Shanghai Union Auto-Bicycle Co., Ltd. with a company in Hong Kong for 112,000 shares of common stock of Rightiming Electronics Corp., a Delaware corporation.

The management decision of the registrant to dispose the assets of Shanghai Union Auto-Bicycles Co., Ltd. was based on the fact that the offshore company did not generate sufficient revenues and profits as the registrant expected in the past three quarters. The management of the registrant further believes that the offshore company would not have any substantial increase in revenues and market share in the foreseeable future.

Rightiming Electronics Corp.is a corporation incorporated in the State of Delaware to design and manufacture electronic software and other products to be marketed in the Far East. The 112,000 shares of common stock of Rightiming Electronics Corp. that the registrant holds represent less than 5% of its total issued and outstanding common stock.

Item 7.  Financial Statements and Exhibits

(a) The audited financial statement of the registrant after the disposition of the assets will be filed within 60 days by the registrant certified accountant in the form of Form-10K.

(b)  Form of the Stock Exchange Agreement dated June
28, 1996 relating to the disposition of Shanghai Union
Auto-Bicycles Co., Ltd. is enclosed.













SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOTUS PACIFIC, INC.


By:  Shuren Lu
Chairman and President


Dated: July 8, 1996



























STOCK EXCHANGE AGREEMENT


AGREEMENT made as of this 28th day of June, 1996, by Lotus
Pacific, Inc., a Delaware corporation (hereinafter "Lotus"), and Match Industries Ltd., a Hong Kong corporation (hereinafter "Match").

Witnessth:

WHEREAS, Lotus has 70% of stock equity interest in Shanghai
Union Auto-Bicycle Company, a joint venture between Lotus
Pacific, Inc. and Shanghai Union Bicycle Company, incorporated in Shanghai, China.

WHEREAS, Match Industries Ltd. has 2,000,000 (two million) shares of common stock (the "Stock") interest in Rightiming
Electronics Corp., a Delaware corporation.

WHEREAS, Lotus deems it desirable at this time to exchange 70% stock equity interest in Shanghai Union Auto-Bicycle Company with Match for 112,000 shares of common stock (the "Stock") of Rightiming Electronics Corp.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereafter set forth, intending to be legally bound hereby, the parties do covenant and agree as follows:

1. REDEMPTION AND EXCHANGE OF STOCK
Lotus and Match hereby do concurrently assign, transfer and convey to each other the Stock in the form of stock certification of said corporations.

2. REPRESENTATIONS AND WARRANTIES OF MATCH AND LOTUS
Match and Lotus each represent, warrant and covenant to the other as follows: and

2.1 Match and Lotus: (i) is each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the laws of Hong Kong, respectively, (ii) is duly qualified to do business and is in good stand in the jurisdiction in which such qualification is necessary;
and (iii) has the requisite corporate power and authority to own, lease and operate its respective properties and to carry on the respective businesses as conducted in the past and as now being conducted.

2.2 Match and Lotus each has the authority and power to enter into this Agreement and to consummate the transactions contemplated hereunder and neither the execution of this Agreement nor the consummation of the transaction hereunder will result in: (i) any violation of law or be in conflict with the terms or any instrument or law applicable to Match, or to Lotus: or (ii) the creation of any lien, charge or encumbrance upon the properties, assets or other securities of Match and Lotus.

2.3 Lotus is the absolute and beneficial owner of 70% of the outstanding capital stock of Shanghai Union Auto-Bicycle Company Limited, free and clear of all liens, pledges, claims, encumbrances, mortgages, security interests and rights of others, and has sole and absolute right, power and authority to sell, transfer or otherwise dispose of the stock to Match.

2.4 Match is the absolute and beneficial owner of said 112,000 shares of common stock of Rightiming Electronics Corporation, free and clear of all liens, pledges, claims, encumbrances, mortgages, security interests and rights of others, and has sole and absolute right, power and authority to sell, transfer or otherwise dispose of the stock to Lotus.

2.5 The Stock exchange is not in contravention of any applicable law or regulation of the State of Delaware or that of Hong Kong.

3. RESTRICTIONS
There is no market for said 112,000 shares of common stock of Rightiming Electronics Corporation and 70% of the capital stock of Shanghai Union Auto-Bicycle Company, and there is no guarantee on either side that there will be such a market for the Stock in the future.

4. FINANCIAL CONDITION
Match and Lotus each are familiar with the respective businesses, operations and financial conditions of Shanghai
Union Auto-Bicycles Company and Lotus Pacific, Inc.
Match and Lotus further have had the full and complete opportunity to examine such instruments and documents relating to the businesses of Shanghai Union Auto-Bicycles Company and of Lotus Pacific, Inc., including all financial reports and information necessary to enable each other to make an independent and informed evaluation and judgment of the present financial condition of each of Shanghai Union Auto-Bicycle Company and Lotus Pacific, Inc.

5. MISCELLANEOUS

5.1 HEADINGS the section and subsection headings in this agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

5.2 COUNTERPARTS this agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.3 GOVERNING LAW This agreement shall binding upon contracted for in the state of New Jersey, and shall be governed by laws of the State of New Jersey.

5.4 BINDING EFFECT This Agreement represents the entire Agreement of the parties hereto and inure to benefit of the parties, their respective administrators, executors, successors and assigns.

5.4 ENTIRE AGREEMENT This agreement represents the entire agreement of the parties hereto with respect to the transactions contemplated hereby, and shall not be amended or terminated except by written instrument dully executed by all of the parties hereto. Any and all previous agreements or understandings between the parties regarding the subject matter hereof are superseded in their entity by this Agreement.


5.6	SEVERABILITY If any part if this Agreement is deemed to
be unenforceable, the balance of the agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Lotus Pacific, Inc.                   Match Industries Limited


By: _________________________         By: ___________________________
Shuren Lu, Director & President       Ping Zhou, Director & President


By: _________________________
Jiayin Lu, Director